UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Appliance Recycling Centers of America, Inc.
(Name of Registrant as Specified In Its Charter)

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APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2009

TO OUR SHAREHOLDERS:

The annual meeting of the shareholders of Appliance Recycling Centers of America, Inc. will be held on Thursday, May 14, 2009 at 3:30 p.m., at the Appliance Recycling Centers of America, Inc. corporate offices located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  At the meeting, shareholders will act on the following matters:

•                  Proposal One: The election of five directors to serve for a term of one year expiring at the 2010 annual meeting of shareholders.

•                  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 26, 2009 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.

Each of you is invited and urged to attend the annual meeting in person if possible.  Whether or not you are able to attend in person, you are requested to date, sign and return promptly the enclosed proxy in the envelope enclosed for your convenience or vote your proxy by using our internet voting service at “http://www.eproxy.com/arci/.”

By Order of the Board of Directors

Denis E. Grande, Secretary

April 3, 2009

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement contains information relating to the annual meeting of shareholders of Appliance Recycling Centers of America, Inc. (the “Company”) to be held on Thursday, May 14, 2009, beginning at 3:30 p.m., at the corporate offices of the Company, located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company for use at the 2009 annual meeting of shareholders and any adjournment or postponement of the meeting.  The approximate date on which this proxy statement and form of proxy will first be sent or given to shareholders is April 3, 2009.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s annual meeting, shareholders will act upon the matters described in the accompanying notice of annual meeting of shareholders.  This includes the election of five directors.  In addition, the Company’s management will report on the performance of the Company during the 2008 Fiscal Year and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record of outstanding common stock of the Company at the close of business on the record date, March 26, 2009, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting.  Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock of the Company outstanding on the record date will constitute a quorum.  A quorum is required for business to be conducted at the meeting.  As of the record date, 4,577,777 shares of common stock of the Company were outstanding.  If you submit a properly executed proxy card or vote your proxy by using the internet voting service, even if you abstain from voting, you will be considered part of the quorum.

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope, or vote using our internet voting service.  If you return your signed proxy card or vote using our internet voting service but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees in Proposal 1.

Can I change my vote after I return my proxy card or my internet vote?

Yes.  Even after you have submitted your proxy or voted by internet, you may change your vote at any time before the proxy is exercised at the meeting.  You may change it by:

1)     Returning a later-dated signed proxy card or re-accessing the internet voting site listed on your proxy card;

2)     Delivering a written notice of revocation to the Company’s Secretary at the Company’s principal executive office at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426; or

3)     Attending the meeting and voting in person at the meeting (although attendance at the meeting without voting at the meeting will not, in and of itself, constitute a revocation of your proxy).

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of the proposal in this proxy statement.  In summary, the Board recommends a vote:

•      FOR the election of each of the nominated directors (see Proposal 1 on page 5).

If you submit your proxy card or vote by internet, unless you give other instructions on your proxy card or your internet vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each proposal?

For Proposal 1, the election of directors, each shareholder will be entitled to vote for five nominees and the five nominees with the greatest number of votes will be elected.

With respect to any other matter that properly comes before the meeting, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on the proposal and will not be counted in determining the number of shares necessary for approval of the proposal.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will count the vote?

An Inspector of Elections will be appointed for the annual meeting and will work with a representative of Wells Fargo Shareowner Services, our independent stock transfer agent, to count the votes.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  To ensure that all your shares are voted, sign and return all proxy cards or use the internet voting service for each proxy card.  We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our stock transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2009 annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your proxy gives authority to Edward R. Cameron and Denis E. Grande to vote on such matters at their discretion.

When are shareholder proposals for the 2010 annual meeting of shareholders due?

To be considered for inclusion in the Company’s proxy statement for the Company’s annual meeting to be held in 2010, shareholder proposals must be received at the Company’s offices no later than December 5, 2009.  Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, and must be submitted in writing and delivered or mailed to the Company’s Secretary, at Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.

Under Rule 14a-4(c)(1), any shareholder who wishes to have a proposal considered at the 2010 annual meeting of shareholders, but not submitted for inclusion in the Company’s proxy statement, must set forth such proposal in writing and file it with the Secretary of the Company no later than February 18, 2010.  Failure to notify the Company by that date would allow the Company’s proxy holders to use their discretionary voting authority (to vote for or against the proposal) when the proposal is raised at the annual meeting without any discussion of the matter being included in the Company’s proxy statement.

Who pays the cost of this proxy solicitation?

The expense of the solicitation of proxies for this annual meeting, including the cost of mailing, has been or will be borne by the Company.  Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing.  In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain of the Company’s directors, officers and regular employees, without additional compensation.  No proxy solicitors have been hired in connection with the annual meeting.

COMMON STOCK OWNERSHIP

Beneficial Ownership of Common Stock

The following table sets forth as of March 16, 2009 the beneficial ownership of common stock by each of the Company’s directors, including director nominees, each of the executive officers named in the Summary Compensation Table on page 12 (the “Named Executive Officers”), and all directors, director nominees and executive officers of the Company as a group, as well as information about beneficial owners of 5% or more of the Company’s common stock.  Beneficial ownership includes shares that may be acquired in the next 60 days through the exercise of options or warrants.

Beneficial Owner	Position with Company	Number of Shares Beneficially Owned (1)	Percent of Outstanding (2)
Directors and executive officers:
Edward R. Cameron (3) (4)	Chairman of the Board, President and Chief Executive Officer	327,690	7.1%
Duane S. Carlson (4)	Director	34,375	0.7%
Thomas F. Hunt (4)	Director	7,500	0.2%
Glynnis A. Jones (4)	Director	20,426	0.4%
Morgan J. Wolf (4)	Director	8,159	0.2%
Peter P. Hausback (4)	Executive Vice President and Chief Financial Officer	20,000	0.4%
All directors and executive officers as a group (6 persons) (4)		418,150	9.0%

Other 5% shareholders:
Perkins Capital Mgmt. Inc. (5)		735,275	16.1%
Medallion Capital, Inc. (6)		492,000	10.7%

(1)     Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)     Applicable percentage of ownership is based on 4,577,777 shares of common stock outstanding as of March 16, 2009 plus, for each shareholder, all shares that such shareholder could purchase within 60 days upon the exercise of existing stock options.

(3)     The address for Mr. Cameron is 7400 Excelsior Blvd., Minneapolis, Minnesota 55426.

(4)     Includes shares which could be purchased within 60 days upon the exercise of existing stock options or warrants, as follows:  Mr. Cameron, 25,000 shares; Mr. Carlson, 30,000 shares; Mr. Hunt, 7,500 shares; Ms. Jones, 7,500 shares; Mr. Wolf, 3,750 shares; Mr. Hausback, 20,000 shares; and all directors and executive officers as a group, 93,750 shares.

(5)     According to a Schedule 13G filed January 23, 2009, Perkins Capital Management, Inc. (“Perkins Capital”) beneficially owned 735,275 shares of common stock as a result of serving as investment advisor to various clients.  Perkins Capital has sole dispositive power as to all 735,275 shares and sole voting power as to 412,300 shares.  The address for Perkins Capital is 730 East Lake Street, Wayzata, Minnesota 55391.

(6)     According to a Schedule 13D filed April 5, 2007 and a Form 4 filed April 2, 2008, Medallion Capital, Inc. (“Medallion”) has sole dispositive power and sole voting power as to all 492,000 shares.  The address for Medallion is 3000 West County Road 42, Suite 301, Burnsville, Minnesota 55337.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended January 3, 2009, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements, except as follows:  Mr. Hunt, Ms. Jones, and Mr. Hausback each filed a late Form 3 reporting their initial ownership; Mr. Cameron, Mr. Carlson, Mr. Hunt, Ms. Jones, Mr. Wolf, and Mr. Hausback each filed one late Form 4 reporting a stock option grant; and Mr. W. William Bednarczyk and Mr. Albin S. Dubiak, former directors, each filed a late Form 4 reporting three stock option exercises.

PROPOSAL ONE — ELECTION OF DIRECTORS

General Information

The property, affairs and business of the Company are managed under the direction of the Board of Directors.  A board of five directors is to be elected at the meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s five nominees named below.  The term of office for each person elected as a director will continue until the next annual meeting of shareholders and until a successor has been elected and qualified, or until such director is removed or resigns.

All of the nominees named below are presently directors of the Company and have served continuously since the year indicated.  All nominees have indicated a willingness to serve if elected.  The Company knows of no arrangements or understandings between a nominee and any other person pursuant to which the nominee has been selected as a director.

All shares represented by proxies that have been properly executed and returned or properly voted using the internet voting service will be voted for the election of all of the nominees named below, unless other instructions are indicated thereon.  In the event any one or more of such nominees should for any reason not be able to serve as a director, the proxies will be voted for such other person or persons as may be designated by the Board.

The Board recommends a vote FOR all of the nominees.

Nominees

The names of the nominees, all of whom are currently serving as directors of the Company, are set forth in the table below.  Following the table is certain information for at least the last five years regarding each nominee.

Name	Position with Company	Director Since	Age
Edward R. Cameron	Chairman of the Board, Director, President and Chief Executive Officer	1976	69
Duane S. Carlson	Director	1990	73
Thomas F. Hunt	Director	2008	59
Glynnis A. Jones	Director	2008	56
Morgan J. Wolf	Director	2007	66

Edward R. Cameron is the founder and has been the President of the Company since its inception in 1976.  He has been a director and Chairman of the Board of the Company since 1989 and prior to 1989 was a director of a predecessor of the Company.  Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses.  Mr. Cameron has a Bachelor of Science degree in business administration from Montana State University.

Duane S. Carlson has been a director of the Company since 1990.  Mr. Carlson has been a self-employed business consultant since 1997, as he was from 1988 to 1991.  From 1991 to 1997, Mr. Carlson was executive vice president and chief financial officer of NetStar, Inc., a company engaged in the development, manufacturing and marketing of high-speed computer communications equipment.  He was a founder of NetStar, Inc. and was a member of its board of directors.  NetStar, Inc. became a wholly-owned subsidiary of Ascend Communications, Inc. on August 15, 1996 and is now part of Lucent Technologies, which acquired Ascend.  He was a founder of Lee Data Corporation and from 1979 to 1988 was employed by Lee Data Corporation (which became Carleton Corporation and is now part of Oracle, Inc.) in various capacities, most recently as chief financial officer and executive vice president, and was also a member of the board of directors.  Mr. Carlson is a CPA and holds a BBA from the University of Minnesota.  Mr. Carlson also currently serves as a director of several privately held companies.

Thomas F. Hunt has been a director of the Company since February 2008.  From 1987 to 2007, Mr. Hunt was the president of Medallion Capital, Inc. and Control Data Community Ventures Fund, Inc., Medallion Capital’s predecessor.  He began his career as an attorney and served as legal counsel for Control Data’s venture capital group.  Mr. Hunt has served on the board of directors of several public and private companies.

Glynnis A. Jones has been a director of the Company since March 2008.  Ms. Jones formerly held the positions of corporate planner, and vice president of corporate planning with the Company from 1989 to 2003.  In this capacity she was responsible for developing the Company’s environmental policies and representing the Company before the California Public Utilities Commission and state and federal environmental agencies.  Prior to joining the Company, Ms. Jones was an independent environmental consultant and previously worked for the Metropolitan Council of the Twin Cities, the State of Minnesota and the West Central Regional Development Commission.  From 2003 to present, she has been an active volunteer for a local nonprofit organization.

Morgan J. Wolf has been a director of the Company since November 2007.  Since 2005, Mr. Wolf has been a consultant specializing in budget planning and cost analysis for small local businesses and has provided such services to the Company since then.  From 1995 to 2005 he was employed by the Company, serving as national quality control manager from 1995 to 1997 and as vice president of operations from 1997 to 1999.  Prior to 1995, Mr. Wolf was employed by Sears for 32 years, serving in a variety of management positions, including appliance management, sales promotion, store manager, and district manager, in 8 different cities throughout the upper Midwest.  Mr. Wolf retired from Sears in 1994.

Director Independence

There are no family relationships between any of the nominees, directors or executive officers of the Company.  In addition, Duane S. Carlson, Thomas F. Hunt and Glynnis A. Jones, the non-management directors of the Board, are “independent” directors as defined under The NASDAQ Capital Market (NASDAQ) rules.

Actions and Committees of the Board of Directors

In 2008, the Board of Directors met seven times.  The Board of Directors has two standing committees, the Audit Committee and the Compensation and Benefits Committee.  In 2008, the Audit Committee met seven times and the Compensation and Benefits Committee met twice.  The full Board serves as a nominating committee.  The Board currently has no other standing committees and has no current plans to establish additional committees.  Each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served.  It is the Company’s policy that all directors should attend the annual meeting of shareholders.

Compensation and Benefits Committee

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of non-employee directors Mr. Carlson, Mr. Hunt (Chairman) and Ms. Jones, who are also “independent” directors as defined under NASDAQ rules.  The Compensation Committee is responsible for review and approval of officer salaries and other compensation and benefit programs and determination of officer bonuses.  The Compensation Committee may administer and make grants under the Company’s stock option plans.

The Compensation Committee does not operate under a written charter.  In the performance of its duties, the Compensation Committee may select independent compensation consultants to advise the committee when appropriate.  In addition, the Compensation Committee may delegate authority to subcommittees where appropriate.

The Compensation Committee may separately meet with management if deemed necessary and appropriate.  Annual compensation for the Company’s executive officers, other than the CEO, is recommended by the CEO and approved by the Compensation Committee.  The annual compensation for the CEO is recommended by the Compensation Committee and formally approved by the full Board of Directors.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee, comprised of Mr. Carlson (Chairman), Mr. Hunt and Ms. Jones, is responsible for the review and approval of all transactions in which the Company was or is to be a participant and in which any executive officer, director or director nominee of the Company, or any immediate family member of any such person, (“related persons”) has or will have a material interest.  In addition, all, if any, transactions with related persons that come within the disclosures required by Item 404 of the SEC’s Regulation S-K must also be approved by the Audit Committee.  The policies and procedures regarding the approval of all such transactions with related persons have been approved at a meeting of the Audit Committee and are evidenced in the corporate records of the Company.

Board Practice Related to Nominations of Directors

The Board as a whole performs functions equivalent to that of a nominating committee.  In that capacity, the Board has no written charter.  Mr. Carlson, Mr. Hunt, and Ms. Jones, the non-management directors of the Board, are “independent” directors as defined under NASDAQ rules.

The Board will consider director candidates recommended by shareholders.  The criteria applied by the Board in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a shareholder or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by shareholders.  Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

The Board identifies director candidates primarily by considering recommendations made by directors, management and shareholders.  The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses.  The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement. Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership.  The Board does not assign any particular weighting or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole.  Director candidates recommended by shareholders are evaluated in the same manner as candidates recommended by other persons.

Board Contact Information

If you would like to contact the Board or any committee of the Board, you can send an email to board@arcainc.com, or write to Appliance Recycling Centers of America, Inc., c/o Secretary, 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.

INFORMATION CONCERNING OFFICERS AND KEY EMPLOYEES
WHO ARE NOT DIRECTORS

Peter P. Hausback, 49, is the Executive Vice President and Chief Financial Officer, a position he has held since February 2008.  Mr. Hausback is responsible for the Company’s financial and accounting compliance and directs the Company’s information systems, human resources, risk management and recycling operations.  Mr. Hausback began his career in public accounting with the firm Price Waterhouse and has held various corporate finance positions, most recently serving as CFO of Granite City Food and Brewery from October 2006 through November 2007.  Mr. Hausback served as a consultant and Vice President and Chief Accounting Officer of NightHawk Radiology Holdings, Inc. from June 2005 to August 2006 and as Vice President and Chief Financial Officer for WestCoast Hospitality Corporation, a provider of lodging (Red Lion Hotels) and entertainment services, from September 2002 to February 2005.  He is a CPA and holds an MBA from Saint Mary’s College of California.

Joseph M. Berta, 43, is the Managing Director of ARCA Canada Inc., a position he has held since 2007.  Mr. Berta directs all operations for ARCA Canada’s Ontario recycling facility and holds responsibility for managing customer relations within the province.  He served as liaison and administrator for ARCA Canada during the 2006 pilot program sponsored by Ontario Power Authority.  Mr. Berta is also the founder and principal of AMTIM Management Consulting, a Toronto-based firm established in 1995 to provide services for the design and development of energy efficiency programs.  He has an in-depth knowledge of the Ontario electric industry and extensive experience in research and program management.  He earned an MBA from the University of Windsor.

Bradley S. Bremer, 40, is the Vice President of Retail Operations, a position he has held since February 2007.  Mr. Bremer is responsible for directing all aspects of the Company’s retail division, including the management of sales, advertising and operations for the Company’s ApplianceSmart Factory Outlet stores.  He also oversees the selection of ApplianceSmart locations, planning for new stores, development of new markets, and implementation of retail programs and services.  From 2000 to 2007, Mr. Bremer held the position of Retail Operations Manager for the Company.  Mr. Bremer is a graduate of the University of Minnesota.

Jeffrey S. Brown, 55, is the Vice President of Recycling Systems, a position he has held since February 2009.  Mr. Brown is responsible for developing the Company’s large-scale appliance recycling business with manufacturers, retailers and other entities that have opted to become partners in the U.S. EPA’s Responsible Appliance Disposal (RAD) Program.  He is also responsible for sales of equipment and systems for the Company’s exclusive North American distributorship of UNTHA Recycling Technology.  Before joining the Company, he was a 27-year employee of Whirlpool Corporation, where he most recently worked to develop a reverse logistics dealer network to manage discontinued, obsolete and damaged products for Whirlpool.  Mr. Brown attended Tiffin University.

Jeffrey A. Cammerrer, 38, is the Corporate Controller, a position he has held since July 2008.  Mr. Cammerrer is responsible for the Company’s financial and accounting compliance, compiles and analyzes the Company’s financial statements and manages all of the Company’s day-to-day accounting operations, including treasury, billing, collections and accounts payable.  Mr. Cammerrer held the position of Director of Finance for Milestone AV Technologies from September 2007 through July 2008.  He also held several accounting management positions, including Vice President of Accounting, at Eschelon Telecom, Inc. from March 1997 through September 2007.  He is a CPA and holds a B.S. in Accounting from North Dakota State University.

Rachel L. Holmes, 45, is the Vice President of Business Development and Environmental Affairs, a position she has held since April 2008.  In this capacity, Ms. Holmes focuses on business development, including strategic planning to identify and retain new clients for the Company’s appliance recycling and replacement services.  She directs the Company’s environmental, industry and regulatory research; participation in industry and government initiatives; and marketing and communications.  Ms. Holmes was employed by the Company from 1991 to 1999 in various corporate planning, marketing and advertising capacities.  From 1999 until rejoining the Company in 2003, she was an independent marketing consultant for the Company.  Ms. Holmes earned a B.A. from the University of Minnesota.

Bruce J. Wall, 54, is the Vice President of Resource Efficiency Programs, a position he has held since October 2000.  Mr. Wall is responsible for assisting utility clients in the design, implementation and evaluation of their energy efficiency appliance recycling and replacement programs.  He is also instrumental in supporting clients in the performance of cost-benefit analyses.  Previously, Mr. Wall was employed by the Company as a National Account Manager from 1993 to 1997.  From 1997 until rejoining the Company in 2000, Mr. Wall worked for Northeast Energy Efficiency Partnerships, Inc., where he facilitated and managed groups to develop, implement and evaluate regional market transformation strategies.  He holds a B.A. from Montana State University.

Jeffrey L. Woloz, 57, is the Vice President and General Manager of Appliance Recycling Centers of America-California, Inc. (“ARCA California”).  Mr. Woloz joined the Company in 2006 as General Manager of ARCA California and was named to the position of Vice President in April 2008.  He directs the operations of the Company’s regional recycling facilities in Compton, California, and Austin, Texas, and oversees customer relations for replacement and recycling programs in those territories. Prior to joining the Company, Mr. Woloz was Director of Operations for Network Services, LLC, where he assisted in planning the strategic direction of the company while assuming a variety of operational responsibilities.  He holds an MBA from California State University.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

The Company had five directors in 2008, one of whom (Mr. Cameron) is an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company.  Non-employee directors of the Company receive an annual fee of $15,000 for their service as directors.  The Chairman of the Audit Committee receives an additional annual fee of $3,000 and the Chairman of the Compensation and Benefits Committee receives an additional annual fee of $1,500.  All of our directors are reimbursed for reasonable travel expenses incurred in attending our meetings.

Non-employee directors also receive stock options under the 2006 Stock Option Plan.  The 2006 Stock Option Plan provides for an automatic grant to independent directors of an option to purchase 7,500 shares of common stock on the date of the Company’s annual meeting.  In addition, the 2006 Stock Option Plan provides for an automatic one-time grant of options to purchase 7,500 shares of common stock on the date of initial election of any new director.  Generally, such options become exercisable in full six months after the date of grant and expire ten years from the date of grant.

The table below presents cash and non-cash compensation paid to non-employee directors during the last fiscal year.

Non-Management Director Compensation for Fiscal-Year Ended January 3, 2009

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Duane S. Carlson	$18,000	$43,664	(1)	$—		$61,644
Thomas F. Hunt (2)	16,500	30,882	(1)	—		47,382
Glynnis A. Jones (3)	15,000	34,586	(1)	—		49,586
Morgan J. Wolf	15,000	11,700	(1)	9,290	(4)	35,990

(1)    These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2008 in accordance with SFAS No. 123R, unreduced by the estimated service-based forfeitures.  See Note 3 to the Company’s consolidated financial statements in the 2008 Annual Report on Form 10-K mailed with this proxy statement for discussion of the assumptions made in the valuation of option grants.  At fiscal-year-end, the non-management directors held options to purchase shares of common stock as follows:  Mr. Carlson, 30,000 shares; Mr. Hunt, 7,500 shares; Ms. Jones, 7,500 shares; and Mr. Wolf, 10,000 shares.

(2)    Mr. Hunt became a director in February 2008.

(3)    Ms. Jones became a director in March 2008.

(4)    Mr. Wolf received compensation in exchange for consulting work for the Company between January 2008 and October 2008.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation earned for each of the Company’s last two fiscal years by the Chief Executive Officer and the Chief Financial Officer.  The Chief Financial Officer was the only executive officer other than the Chief Executive Officer who received salary and bonus for fiscal 2008 in excess of $100,000.

Summary Compensation Table for Fiscal Year Ended January 3, 2009

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)		All Other Compen- sation ($)		Total ($)
Edward R. Cameron	2008	$250,000		$75,000	$103,209	(1)	$15,050	(2)	$443,259
Chairman of the Board, President and Chief Executive Officer	2007	225,000		225,000	—		15,050	(2)	465,050

Peter P. Hausback	2008	129,846	(3)	35,000	84,409	(1)	—		249,255
Chief Financial Officer	2007	—		—	—		—		—

(1)    This amount reflects the expense recognized for financial statement reporting purposes for fiscal 2008 in accordance with SFAS No. 123R, unreduced by the estimated service-based forfeitures.  See Note 3 to the Company’s consolidated financial statements in the 2008 Annual Report on Form 10-K mailed with this proxy statement for discussion of the assumptions made in the valuation of option grants.

(2)    Includes premiums paid by the Company for life insurance for which the Company is the beneficiary.

(3)    Mr. Hausback joined the Company on February 15, 2008.  His annual salary is $160,000.

The Company does not have employment agreements with any of its executive officers.  The material terms of stock options granted to the named executives are described below under “Outstanding Equity Awards.”

Outstanding Equity Awards at January 3, 2009

The following table provides a summary of equity awards outstanding for each of the named executives at January 3, 2009:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Edward R. Cameron	—	(1)	50,000	$5.27	1/18/2015
Peter Hausback	—	(2)	40,000	5.86	2/15/2015

(1)   Mr. Cameron’s options were granted under the Company’s 2006 Stock Option Plan on January 18, 2008 and become exercisable in two equal installments on the first and second anniversaries of the date of grant.

(2)   Mr. Hausback’s options were granted under the Company’s 2006 Stock Option Plan on February 15, 2008 and become exercisable in two equal installments on the first and second anniversaries of the date of grant.

Stock Option Plans

The Company uses stock options to attract and retain executives, directors, consultants and key employees.  Stock options are currently outstanding under two stock option plans.  The Company’s 2006 Stock Option Plan (the “2006 Plan”) was adopted by the Board of Directors in March 2006 and approved by the shareholders at the 2006 annual meeting of shareholders.  Under the 2006 Plan, the Company has reserved an aggregate of 600,000 shares of its common stock for option grants.  The Company’s Restated 1997 Stock Option Plan (the “1997 Plan”) was adopted by the Board of Directors in March 1997 and approved by the shareholders at the 1997 annual meeting of shareholders.  The 1997 Plan expired in March 2007, but options outstanding under the expired 1997 Plan continue to be exercisable in accordance with their terms.  As of March 16, 2009, options to purchase an aggregate of 333,500 shares were outstanding, including options for 300,000 shares under the 2006 Plan and options for 33,500 shares under the 1997 Plan.  The Plans are administered by the Compensation Committee or the full Board of Directors acting as the Committee.

Under the 2006 Plan, each non-employee director is automatically granted stock options for 7,500 shares upon his or her initial election as a director and upon each re-election by the shareholders.  Generally, each option to a non-employee director becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of 10 years from the date of grant, and expires on the tenth anniversary of the date of grant.  The exercise price of an option is the fair market value of the common stock on the date the option is granted.

Employees of the Company, including employee directors, are eligible to receive awards of options to purchase common stock pursuant to the 2006 Plan.  The Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the 2006 Plan and the applicable provisions of the Internal Revenue Code.

The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted, and if the optionee owns 10% or more of the voting rights of all of the Company’s stock (“10% Holder”), the exercise price of an incentive stock option cannot be less than 110% of the fair market value of the common stock on the date the option is granted.

Options granted to employees cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company.  Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted, provided, however, that if the optionee is a 10% Holder, the exercise period with respect to incentive stock options may not exceed five years.

Unless otherwise specifically provided in an optionee’s agreement, options cannot be exercised prior to the first anniversary of the date of grant.  Option agreements generally provide that any portion of the option that has not become exercisable will be forfeited if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for relations with the Company’s independent auditors, for review of internal auditing functions (whether formal or informal) and internal controls, and for review of financial reporting policies to assure full disclosure of financial condition.  The Audit Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s Web site at www.arcainc.com under the caption “Investor Relations — Corporate Governance.”  Mr. Carlson (Chairman), Mr. Hunt and Ms. Jones, each of whom is a non-employee director, serve on the Audit Committee.  Each member of the Audit Committee is “independent,” as independence for audit committee members is defined by NASDAQ rules, and otherwise satisfies NASDAQ requirements for audit committee membership.  The Board has determined that Mr. Carlson is an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002.

The Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K, including a discussion of the reasonableness of significant judgments and accounting principles.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the committee under standards of the PCAOB.  In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the PCAOB.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held 7 meetings during 2008, 6 with the independent auditors and 1 without the auditors present.  In addition, at the end of each quarter and year-end the chairman of the Audit Committee and/or the full committee discussed with the independent auditors their findings and procedures relative to the auditor’s quarterly reviews and annual audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 3, 2009 for filing with the Securities and Exchange Commission.

March 16, 2009	The Audit Committee

Duane S. Carlson
Thomas F. Hunt
Glynnis A. Jones

The information set forth above in the Audit Committee Report is not to be considered “filed” with the SEC for any purpose or “incorporated by reference” into any Securities Act or Exchange Act document of the Company for any purpose.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This section should be read in conjunction with the Audit Committee Report on page 14.

The Audit Committee has appointed Virchow Krause & Company, LLP as the independent registered public accounting firm for the fiscal year ending January 2, 2010.  A representative of Virchow Krause & Company, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Paid to Auditors by the Company During Most Recent Fiscal Years

Virchow Krause & Company, LLP has served as the independent auditors for the Company since fiscal 2005.  During the fiscal years ended December 29, 2007 and January 3, 2009, the Company paid fees to Virchow Krause & Company, LLP for the following professional services:

Description	December 27, 2007	January 3, 2009
Audit fees (1)	$208,664	$210,609
Audit-related fees (2)	12,855	14,475
Tax fees (3)	18,195	25,850
All other fees	—	—

(1)

Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s year-end financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings. For fiscal year 2008, this amount includes estimated billings for the completion of the 2008 audit which were rendered after year-end.

(2)	Audit-related fees are fees principally for professional services rendered for the audit of the Company’s 401(k) employee benefit plan and technical accounting consulting and research.
(3)	Tax fees consist of compliance fees for the preparation of income tax returns and preparation of refund claims, tax estimates and extensions.

The Audit Committee of the Board of Directors has considered whether the provision of the services described above was and is compatible with maintaining the independence of Virchow Krause & Company, LLP.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  All the fees for fiscal 2007 and fiscal 2008 were approved by the Audit Committee.

OTHER MATTERS

At the date of this proxy statement the Company’s management knows of no other matters which may come before the annual meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

A copy of the Company’s 2008 Annual Report to Shareholders is being mailed to you with this proxy statement.  The Annual Report includes, among other things, the consolidated balance sheet of the Company as of January 3, 2009 and December 29, 2007 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for fiscal years ended January 3, 2009 and December 29, 2007.  If you desire an additional copy of the Annual Report or a copy of our Form 10-K filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to Investor Relations, Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  You may also access a copy of our Form 10-K on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Denis E. Grande, Secretary

April 3, 2009

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

For Annual Meeting of Shareholders

May 14, 2009

3:30 p.m.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Blvd.

Minneapolis, MN 55426

Appliance Recycling Centers of America, Inc.
7400 Excelsior Blvd., Minneapolis, MN 55426	proxy

The undersigned, revoking all prior proxies, hereby appoints Edward R. Cameron and Denis E. Grande, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Appliance Recycling Centers of America, Inc. standing of record in the name of the undersigned at the close of business on March 26, 2009 at the Annual Meeting of Shareholders to be held on May 14, 2009, or at any adjournment or postponement of the meeting.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc. and the proxy statement dated April 3, 2009 furnished with the Notice.

See reverse for voting instructions.

ADDRESS BLOCK

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/arci

Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 13, 2009.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to:

Appliance Recycling Centers of America, Inc.,

c/o Shareowner ServicesTM, P.O. Box 64873,

St. Paul, MN 55164-0873.

Note: Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Proposal 1.

1. Election of directors:

01 Edward R. Cameron

02 Duane S. Carlson

03 Thomas F. Hunt, Jr.

04 Morgan J. Wolf

05 Glynnis A. Jones

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign your name exactly as it appears at left. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.